CERTIFICATE OF INCORPORATION
OF
R. J. REYNOLDS COMPANY

CERTIFICATE OP INCORPORATION
OF
R. J. REYNOLDS COMPANY
     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, and the Acts amendatory thereof and supplementary thereto, do hereby certify as follows:
     FIRST: The name of the Corporation (which is hereinafter referred to as “the Company”) is R. J. Reynolds Company.
     SECOND: The address of the Company’s registered office in the State of Delaware is 100 West 10th Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares which the Company shall have authority to issue is 1,000 shares of Common Stock without par value.
     Each share of Common Stock shall be entitled to participate equally in every dividend and in every distribution of the assets of the Company,

whether upon any partial or complete liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or otherwise.
     FIFTH: The name and mailing address of the incorporator is: Henry C. Roemer, c/o R. J. Reynolds Tobacco Company, 401 N. Main Street, Winston-Salem, North Carolina 27102.
     SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

Name	Mailing Address
John Hernandez	C/o R. J. Reynolds Tobacco Company, 401 N. Main Street, Winston-Salem, North Carolina 27102

Carl Matthews	“

Harry E. Richmiller	“

Henry C. Roemer	“

Gonzalo Sifre	The Tenth Floor, Hato Rey Building,
255 Ponce de Leon Avenue, San Juan
(Hato Rey), Puerto Rico
     SEVENTH: The election of directors of the Company need not be by written ballot unless the By-Laws so require.
     EIGHTH: Any director may be removed at any time, either with or without cause, and his place filled, by the affirmative vote of the holders of a majority of the stock of the Company at that time entitled to vote for directors.

     NINTH: In furtherance and not in limitation of the powers conferred by law, and in addition to the powers which may be conferred by the By-Laws, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Company.
     TENTH: The Company may keep its books (except such as are required by the laws of the State of Delaware to be kept in Delaware) within or without the State of Delaware or at such place or places as may from time to time be designated by the Board of Directors.
     ELEVENTH: The Company hereby reserves the right to alter or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of July, 1969.

/s/ Henry C. Roemer

Henry C. Roemer

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF FORSYTH	)
     BE IT REMEMBERED that on the 29th day of July, 1969 personally came before me, Sarah F. Shuping, a Notary Public in and for the State and County aforesaid, HENRY C. ROEMER, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged said Certificate of Incorporation to be his act and deed and that the facts stated therein are true.
     Given under my hand and seal of office the day and year aforesaid.

/s/ Sarah F. Shuping

Notary Public
My Commission Expires October 26, 1969

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
AFTER RECEIPT OF PAYMENT FOR STOCK
OF
R. J. REYNOLDS COMPANY
     R. J. REYNOLDS CCMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That Article FIRST of the Certificate of Incorporation be and it hereby is amended to read as follows:
     FIRST: The name of the Corporation (which is hereinafter referred to as the “Company”) is R. J. REYNOLDS TOBACCO COMPANY.
     SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said R. J. Reynolds Company has caused its corporate seal to be hereunto affixed and this Certificate to he signed by Jack Africk, its President and attested by H. C. Roemer, its Secretary, this 31st day of December, 1970.

R. J. REYNOLDS COMPANY

By:	/s/ Jack Africk

Jack Africk, President

/s/ H. C. Roemer
H. C. Roemer, Secretary

STATE OF NORTH CAROLINA	)
) ss.
COUNTY OF FORSYTH	)
     BE IT REMEMBERED that on this 31st day of December  , 1970 personally came before me, a Notary Public in and for the County and State aforesaid, Jack Africk, President of R. J. Reynolds Company, a corporation of the State of Delaware, and he duly executed the foregoing Certificate before me and acknowledged the Certificate to be his act and deed and the act and deed of the corporation and that the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of the corporation is the common or corporate seal of the corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year first above written.

/s/ Sarah F. Shuping

Notary Public

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “corporation”) is
R. J. REYNOLDS TOBACCO COMPANY
2.	The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on July 1, 1990.	/s/ David M. Blyth

David M. Blyth – President
Attest:

/s/ Peter J. Van Every
Peter J. Van Every – Assistant Secretary

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
R.J. REYNOLDS TOBACCO COMPANY
* * * *
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
* * * *
     R.J. Reynolds Tobacco Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: Article I of to Certificate of Incorporation be, and hereby is, amended to read as follows:
     “1. The now of the Corporation is R.J. Reynolds Tobacco Co.”
     IN WITNESS HEREOF, the Corporation has caused this Certificate to be signed by its Assistant Treasurer, this 23rd day of December, 1998.

R.J. REYNOLDS TOBACCO COMPANY

By:	/s/ J. Thomas Pearson

J. Thomas Pearson
Assistant Treasurer